UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
January 30, 2009
LIMELIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33508 (Commission File Number)	20-1677033 (IRS Employer Identification No.)
2220 W. 14th Street
Tempe AZ 85281
(Address of principal executive offices, including zip code)
(602) 850-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement.
     On January 30, 2009, Limelight Networks, Inc. (the “Company”) and Global Crossing Telecommunications, Inc., which assumed the rights and obligations of Global Crossing Bandwidth, Inc. as an operation of law (“Global Crossing”) entered into an Amendment #23 (the “Amendment”) to that certain Bandwidth/Capacity Agreement between the Company and Global Crossing dated August 29, 2001, as amended.
     Under the Amendment, the Company agreed to purchase Global Crossing’s wave length services for North America and Europe. Global Crossing’s wave length services are fiber-optic, transponder based, point-to-point circuits between Global Crossing’s points of presence. The Amendment has a forty-eight month term. The Amendment includes a substantial prepayment of service fees by the Company. Under the Amendment, Global Crossing will provide wave length service to the Company covering routes between up to twenty cities in the domestic United States and Europe, and increasing the Company’s IP backbone capacity on certain routes to up to 40 Gbps.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMELIGHT NETWORKS, INC.
/s/ Philip C. Maynard
Philip C. Maynard
Senior Vice President, Chief Legal Officer and Secretary
Date: February 5, 2009